CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” and “Counsel and Independent Registered Public Accounting Firm”, and to the use of our report dated March 26, 2008, which is incorporated by reference in this Registration Statement on Form N-1A of Dreyfus Institutional Reserves Funds (comprising, Dreyfus Institutional Reserves Money Fund, Dreyfus Institutional Reserves Government Fund, Dreyfus Institutional Reserves Treasury Fund and Dreyfus Institutional Reserves Treasury Prime Fund) to be filed on or about March 27, 2008.

/S/ ERNST & YOUNG LLP

New York, New York

March 26, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 28, 2008 on the financial statements and financial highlights of BNY Hamilton Money Fund, BNY Hamilton U.S. Government Money Fund, BNY Hamilton Treasury Money Fund, and BNY Hamilton 100% U.S. Treasury Securities Money Fund, each a series of BNY Hamilton Funds, Inc. Such financial statements and financial highlights are included in the Post Effective Amendment to the Registration Statement on Form N-1A of Dreyfus Institutional Reserves Funds. We also consent to the references to our Firm in such Registration Statement.

/S/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 27, 2008